Exhibit 10.1

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”) is entered into as of this 4th day of April, 2013 (the “Effective Date”), by and between Stephen Root, (the “Consultant”) and MILLENNIAL MEDIA, INC. (the “Company”).

RECITALS

WHEREAS the parties desire for the Company to engage Consultant as an independent contractor to perform the services described herein and for Consultant to provide such services on the terms and conditions described herein.

NOW THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

1.             Statement of Work.  This Agreement is for professional consulting services to be rendered by Consultant as set forth in the Statement of Work attached hereto as Exhibit A.

2.             Independent Contractor Relationship.  Consultant will be an independent contractor and not an employee of the Company.  Neither Consultant nor the Company shall represent directly or indirectly that Consultant is an agent, employee, or legal representative of the Company.  Consultant shall not have the authority to incur any liabilities or obligations of any kind in the name of or on behalf of the Company.  Consultant acknowledges and agrees that he shall not receive any employee benefits of any kind from the Company.

3.             Consultant’s Responsibilities.  As an independent contractor, the mode, manner, method and means used by Consultant in the performance of services shall be of Consultant’s selection and under the sole control and direction of Consultant.  Consultant shall be responsible for all risks incurred in the operation of Consultant’s business and shall enjoy all the benefits thereof.  Consultant shall only be responsible for the results described on a Work Order, including meeting all Project and Interim Deadlines.

4.             Billing, Payment and Tax Treatment.  Consultant will bill the Company, and the Company will pay Consultant, on the basis set forth in the attached SOW.  Consultant and the Company agree that the Company will treat Consultant as an independent contractor for purposes of all tax laws (local, state and federal) and file forms consistent with that status.  Consultant will be solely responsible to pay any and all local, state, and/or federal income, social security and unemployment taxes for Consultant.  The Company will not withhold any taxes or prepare W-2 Forms for Consultant, but will provide Consultant with a Form 1099, if required by law.

5.             Term; Termination.  This Agreement shall commence on the Effective Date and continue for a period of one (1) year from the Effective Date, for a one (1) year term (“Term”).

6.             Ownership of Intellectual Property.  Consultant agrees that (a) all documents, deliverables, software, systems designs, disks, tapes and any other materials, whether tangible or intangible (collectively, “materials”) created in whole or in part by Consultant in the course of or related to providing services to the Company shall be treated as “works made for hire” for the Company, and (b) Consultant will immediately disclose to the Company all research, writings, discoveries, inventions, enhancements, improvements and similar creations (collectively, “creations”) made, in whole or in part, by Consultant in the course of or related to providing services to the Company.  All ownership and control of the above materials and creations, including any copyright, patent rights and all other intellectual property rights therein, shall vest exclusively with the Company, and Consultant hereby assigns to the client all right, title and interest that Consultant may have in such materials and creations to the Company, without any additional compensation and free of all liens and encumbrances of any type.  Consultant agrees to execute any documents required by the Company to register its rights and to implement the provisions herein.  Company reserves the right to release ownership of certain properties to Consultant at its sole discretion, should Consultant make such request in writing.

7.             Confidentiality.  Consultant agrees to hold Company’s Confidential Information in the strictest confidence and not to disclose such Confidential Information to any third parties. Consultant also agrees not to use any of Company’s Confidential Information for any purpose other than performance of this Agreement.  “Confidential Information” as used in this Agreement shall mean all information disclosed by Company to Consultant, or otherwise obtained by Consultant pursuant to services provided under this Agreement that is not generally known in the Company’s trade or industry.   Consultant acknowledges that “Confidential Information” includes any and all information related to the Company’s intellectual property, including, without limitation, patents, know-how, technology, trade secrets, intellectual property and patent strategy, and all related information.  Confidential Information also includes, without limitation, any and all information about the Company’s finances, strategy, business plans, financing plans, audit results and any other financial or business information related to the Company’s operations.  All Confidential Information furnished to Consultant by Company is the sole and exclusive property of Company or its suppliers or customers. Upon request by Company, Consultant agrees to promptly deliver to Company the original and any copies of such Confidential Information.

8.             Indemnification.  Consultant shall indemnify and hold harmless the Company its officers, directors, agents, owners, and employees, for any claims brought or liabilities imposed against the Company by any other party relating to Consultant’s status as an independent contractor or any other matters involving the acts or omissions of Consultant.

9.             Non-Exclusivity.  The Company reserves the right to engage other consultants to perform services.  Consultant reserves the right to engage other clients subject to Section 7 above.

10.          Assignment.  The Company may assign this Agreement and its rights and obligations hereunder to any corporation or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets. Consultant may not assign or transfer this Agreement or any rights or obligations hereunder.

11.          Entire Agreement; Amendments.  This Agreement constitutes the entire understanding of the parties and supersedes any previous oral or written communications, representations, understanding, or agreement between the parties concerning this independent contractor relationship.  This Agreement shall not be changed, modified, supplemented or amended except by express written agreement signed by Consultant and the Company.

12.          Governing Law.  This Agreement shall be governed by the laws of the State of Maryland without regard to the conflicts of laws or principles thereof.  Any suit involving this Agreement shall be brought in a court sitting in Baltimore County, Maryland.  The parties agree that venue shall be proper in such courts, and that such courts will have personal jurisdiction over them.

13.          Survival.  Consultant’s obligations in Sections 6, 7 and 8 of this Agreement shall survive the termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement on the date written below.

Consultant	Company: Millennial Media, Inc.

/s/ Stephen Root	By:	/s/ Ho Shin
By: Stephen Root		Ho Shin, General Counsel

EXHIBIT A

STATEMENT OF WORK

Services

Consultant will provide consulting and advisory services (“Services”) in the following areas, as well as other areas as may be reasonably requested by Company:

•                  Company operations

•                  Change management and communication within the company

•                  Company strategy

•                  Overall industry strategy

•                  Competitive trends within the industry and surrounding industries

•                  Product and Technology investment opportunities

•                  International expansion

•                  Other areas as may be reasonably requested by Company

Term

The Term of this SOW shall be for a period of one year, commencing on April 4, 2013.

Time Commitment

Consultant agrees to meet with Company’s CEO and/or other Company executives as reasonably requested by Company, which shall be on approximately a monthly basis, unless otherwise agreed by both parties.  Consultant agrees to, at the request of Company, attend meetings and/or events, and provide Services at such meetings and/or events as reasonably requested by Company.

Consultant Fees and Expenses

1.              During the Term of this Agreement, Consultant’s stock option granted March 22, 2011 shall continue to vest under the applicable Equity Incentive Plan in accordance with the vesting schedule provided for in such grant.  Consultant shall not be paid any additional compensation.

2.              The Company shall reimburse the Consultant for reasonable expenses borne by Consultant in performing his obligations under this Agreement, provided that Consultant shall make best efforts to inform the Company before generating more than $500 in expenses in any given month.  Travel expenses to/from the Company’s domestic offices outside of Baltimore Maryland shall be considered reimbursable expenses.

AGREED TO:

Consultant:

/s/ Stephen Root	Date:	4/3/13
Stephen Root

AGREED TO:

Company: Millennial Media, Inc.

By:	/s/ Ho Shin	Date:	4/3/13
Name: Ho Shin
Title: General Counsel